UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section l3 and l5(d) of the
Securities Exchange Act of l934

January 12, 2006
Date of report (date of earliest event reported)

GATEWAY TAX CREDIT FUND, LTD.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-17711	59-2852555
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-4830
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

As previously reported in the Form 8-K report dated January 5, 2006, on or about January 3, 2006, Spence, Marston, Bunch, Morris & Co., Certified Public Accountants, (“SMBM”) resigned as the independent registered public accounting firm of Gateway Tax Credit Fund, Ltd., (the “Registrant”).

On January 11, 2006, the Registrant engaged the firm of Reznick Group, P.C. (“Reznick”) as its independent registered public accounting firm. This engagement was authorized by the Registrant’s audit committee. From January 1, 2004 to such date of engagement, neither the Registrant nor anyone on behalf of the Registrant consulted with Reznick regarding any matter requiring disclosure under Item 304(a)(2) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

(c)         Exhibits

Exhibit No. Description

99.1        Letter dated January 12, 2006, from SMBM to the Securities and  Exchange Commission.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GATEWAY TAX CREDIT FUND, LTD.
                                           (A Florida Limited Partnership)
                                                By: Raymond James Tax Credit Funds, Inc.
                   its General Partner

Date:  January 12, 2006
                          By: /s/ Jonathan Oorlog
                                         Name:  Jonathan Oorlog
                                               Title: Vice President and
                                                         Chief Financial Officer